UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 2, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On March 6, 2006 Central Vermont Public Service Corporation issued a press release announcing that it was restructuring its Board of Directors as of the Annual Meeting of Shareholders on May 2, 2006. Please see Form 8-K dated March 1, 2006 and filed with the Securities and Exchange Commission ("SEC") on March 6, 2006.

      On May 2, 2006 as part of the Board's restructuring, the resignations of Timothy S. Cobb and George MacKenzie, Jr. from Central Vermont Public Service Corporation's Board of Directors became effective. On May 2, 2006, the remaining members of the Board filled the vacancies created by these resignations by appointing Frederic H. Bertrand to fill the vacancy created by Mr. Cobb's resignation and Douglas J. Wacek to fill the vacancy created by Mr. MacKenzie's resignation. Mr. Bertrand will serve as a member of the Executive Committee and the Corporate Governance Committee. Mr. Wacek will serve as a member of the Audit Committee. Mr. Bertrand's term expires in 2007 and Mr. Wacek's term expires in 2008. The new directors will be compensated according to standard compensation arrangements described in Central Vermont's proxy statement. The Company's Board of Directors determined that Messrs. Bertrand and Wacek are independent directors in accordance with the rules and regulations of the SEC and New York Stock Exchange. Biographical information relating to Messrs. Bertrand and Wacek is also provided in the proxy statement. The information in the proxy statement dated April 7, 2006 and filed with the SEC as Form DEF 14A on April 6, 2006 is incorporated by reference in response to all applicable items under this Item 5.02.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President for Legal and Public Affairs and Corporate Secretary

May 8, 2006